FORM 8-A


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                           VIACOM INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

    Delaware                                      04-2949533
----------------------                         ------------------
 State of Incorporation                     IRS Employer ID Number

            1515 Broadway, New York, New York             10036
--------------------------------------------------       -------
 Address of registrant's principal executive office      Zip Code



 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered                  each class is to be registered
----------------                   ------------------------------
7.25% Senior Notes Due 2051          New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statements' file numbers to which this form relates: 333-52728 and 333-62052.

Securities to be registered pursuant to Section 12(g) of the Act:

                         NONE
                  -----------------

Item 1.  Description of Registrant's Securities to be Registered
----------------------------------------------------------------

The Registrant's 7.25% Senior Notes due 2051 (the "Senior Notes") are described under the heading "Description of the 2001 Debt Securities", as supplemented by the "Description of the Senior Notes" in the prospectus and prospectus supplement, respectively, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 26, 2001, each of which descriptions is incorporated herein by reference.

Item 2.   Exhibits
--------------------

  1.   Restated Certificate of Incorporation of Viacom Inc.
     effective May 4, 2000 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 333- 88613)), as amended by the Certificate of Amendment of Restated Certificate of Incorporation of Viacom Inc. and the Certificate of Elimination of Series C Preferred Stock of Viacom Inc., filed as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K filed by the Registrant on May 30, 2001.

  2. Amended and Restated By-laws of Viacom Inc. effective May 4, 2000 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by the Registrant)
     (File No. 333-88613).

  3.   Form of the Registrant's 7.25% Senior Notes due 2051
     (incorporated by reference to Exhibit 4.1, to the Registrant's Current Report on Form 8-K filed with the SEC on July 3, 2001).

  4. Indenture, dated as of June 22, 2001, among the Registrant, Viacom International Inc., as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2, to the Registrant's Current Report on Form 8-K filed with the SEC on July 3, 2001).

                            SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.



                              VIACOM INC.



                              By: /s/ Michael D. Fricklas
				  -------------------------
                                   Michael D. Fricklas
                                   Executive Vice President,
                                    General Counsel and Secretary




Date:  July 11, 2001